KNIGHTSBRIDGE INVESTMENTS, INC.

                             A Delaware Corporation

                                     BY LAWS

                                    ARTICLE I

                           Principal Executive Office

     The initial registered office of Knightsbridge Investments, Inc. (the "Corporation") in the State of Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The principal executive office of the Corporation shall be at Suite 37, 88 Portland Place, London, England W1A 3GH. The Corporation may also have offices at such other places, within or without the State of Delaware, as the board of directors shall from time to time determine.

                                   ARTICLE II

                                  Stockholders

     SECTION 1. Place of Meetings. All annual and special meetings of the stockholders shall be held at the principal executive office or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. Annual Meeting. A meeting of the stockholders for the election of directors and for the transaction of any other business shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. Special Meetings. Special meeting of the stockholders for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in these bylaws, include the power and authority to call such meetings, or by stockholders owning at least fifty percent (50%) of the entire voting power of the corporation's capital stock but such special meetings may not be called by any other person or persons.

     SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer shall preside at such meetings.

     SECTION 5. Notice of Meeting. Written notice stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

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     SECTION  6.  Fixing  of  Record  Date.   For  the  purpose  of  determining
stockholders entitled to notice of or to vote at any stockholders' meeting, or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a stockholders' meeting, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If the board does not fix a record date and prior action by the board is required by the laws of the State of Delaware or these Bylaws, the date for determining stockholders for any of the aforementioned purposes shall be at the close of business on the day on which the board adopts the resolution taking such prior action. When a determination of stockholders entitled to vote at any stockholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares shall make, at least ten days before each stockholders' meeting, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office, whether within or outside the State of Delaware, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such record or transfer books or to vote at any stockholders' meeting.

     SECTION 8. Quorum. Except as otherwise provided by law or by the certificate of incorporation of the Corporation, one-third of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a stockholders' meeting. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 9. Proxies. At all stockholders' meetings, a stockholder may vote by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by such stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

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     SECTION 10.  Voting.  At each  election  for  directors  every  stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the certificate of incorporation, by statute, or by these bylaws, a majority of votes of the shares present in person or by proxy at a lawful meeting and entitled to vote on the election of directors shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

     SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any stockholders' meeting any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock without the direction of such a majority.

     SECTION 12. Voting of Shares by Certain Holders. Shares of capital stock standing in the name of another corporation may be voted by any officer, agent or proxy as these bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

    A stockholder whose shares are pledged shall be entitled to vote such shares at any stockholders' meeting until such shares have been transferred into the name of the pledgee and thereafter such pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any stockholders' meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 13. Inspectors of Election. In advance of any stockholders' meeting, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors may make an appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board of directors or the president of the Corporation.


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     Unless  otherwise   prescribed  by  applicable  law,  the  duties  of  such
inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary in accordance with the provisions of the Corporation's certificate of incorporation.

     SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's certificate of incorporation.

                                   ARTICLE III

                               Board of Directors

     SECTION  1.  General  Powers.  Subject  to the  provisions  of the  General
Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be under the direction of the board of directors. The chairman shall preside at all meetings of the board of directors.

     SECTION 2. Number, Term and Election. The number of directors shall be such number, not less than one nor more than seven (exclusive of directors, if any, to be elected by holders of preferred stock), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual stockholders' meeting at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

    SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.


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     SECTION 5. Notice.  Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these bylaws, the certificate of incorporation, or the General Corporation Law of the State of Delaware.

     SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

     SECTION 10. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's certificate of incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's certificate of incorporation.

     SECTION 11. Removal of Directors. Any director or the entire board of directors may be removed by two-thirds of the directors or by a majority of the stockholders at a stockholders' meeting holding a majority of the shares of common stock.

     SECTION 12. Compensation. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

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     SECTION 13. Meetings Held Other Than In Person. Members of the board or any committee may participate in a meeting of the board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     SECTION 14. Presumption of Asset. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or shall forward his dissent by registered mail to the dissent shall not apply to a Director who voted in favor of the action.

     SECTION 15. Approval of Loans to Officers. The Corporation may lend money to or guarantee any obligation of, or other or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE IV

                      Committees of the Board of Directors

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

    Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters, but no such committee shall have the power of authority to:


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

(a)  Recommend  to  the   stockholders   an  amendment  to  the  Certificate  of
     Incorporation;

(b)  Adopt a plan of merger or consolidation;

(c)  Recommend  to  the  stockholders  the  sale,   lease,   exchange  or  other
     disposition of all or substantially all the property and assets of the Corporation;

(d) Recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation;

(e)  Amend the Bylaws of the Corporation;

(f)  Declare a dividend; or

(g) Take any action expressly required by the General Corporation Law of Delaware to be submitted to stockholders of the Corporation for approval.

     A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

                                    ARTICLE V

                                    Officers

     SECTION 1. Positions. The officers shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. Election and Term of Office. The officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.


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

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

     SECTION 6. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

     SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's certificate of incorporation or these bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, or Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name shall be signed by one or more officers, employees or agents in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. Deposits. All funds not otherwise employed shall be deposited from time to time to the credit in any of its duly authorized depositories as the board of directors may select.

     SECTION 5. Corporate Funds. All funds of the Corporation shall be under the supervision of the board of directors and shall be handled and disposed of in the manner and by the officers or agents of the Corporation as provided in these Bylaws or as the board of directors may authorize by proper resolutions from time to time.

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

     SECTION 1. Certificates for Shares. The shares of capital stock shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and may be sealed with the seal or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

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     SECTION 2. Form of Share Certificates. All certificates representing shares of capital stock shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3. Payment for Shares. No certificate shall be issued for any share of capital stock until such share is fully paid.

     SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares of capital stock shall be paid in accordance with the provisions of the certificate of incorporation.

     SECTION 5. Transfer of Shares. Transfer of shares of capital stock shall be made only on the stock transfer books of the Corporation. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 7. Subscriptions. Subscriptions to the shares shall be paid at times and in installments as the board of directors may determine. The board of directors may adopt resolutions prescribing penalties for default on subscription agreements.


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
                                  ARTICLE VIII

                            Fiscal Year; Annual Audit

     The fiscal year shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    Dividends

     Dividends upon the capital stock, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special directors' meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                                    ARTICLE X

                                Corporation Seal

     The corporate seal shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI

                                   Amendments

     These bylaws may be repealed, altered, amended or rescinded by the stockholders only by vote of not less than three-quarters of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a stockholders' meeting called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these bylaws.

                                   ARTICLE XII

                    Indemnification of Directors and Officers

     Section 1. Limitation of Certain Liabilities of Officers and Directors. To the fullest extent permitted by the laws of the State of Delaware, a director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as an officer or director.

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

     Section 2. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

     Section 3. Derivative Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

     Section 4. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

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

     Section 5. Authorization. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     Section 6. Advances. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

     Section 7. Non-exclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

     Section 8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     Section 9. "Corporation" Defined. For purpose of this section, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

                                  ARTICLE XIII

                Certification as to the Bylaws of the Corporation

     I, the undersigned being the Secretary of the Corporation do hereby certify the foregoing to be the Bylaws of the Corporation.


                                   /s/ Patrick Lawless
                                 -------------------------------
                                    Patrick Lawless, Secretary

  Date:  August 22, 2000


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